 For Immediate Release

Contacts:  Courtney Guertin,
Corporate Communications Manager
401-457-9501
courtney.guertin@linmedia.com
Richard Schmaeling, Chief Financial Officer
401-457-9510
richard.schmaeling@linmedia.com

LIN TV Corp. Announces Second Quarter 2011 Results

PROVIDENCE, RI, July 27, 2011 – LIN TV Corp. (“LIN Media”; NYSE: TVL), a local multimedia company, today reported its second quarter 2011 results.

Summary of Results for the Second Quarter Ended June 30, 2011

•	Net revenues increased by 5% to $104.1 million, compared to $99.5 million for the second quarter of 2010.

•	Digital revenues, which include Internet advertising revenues and retransmission consent fees, increased by 50% to $22.0 million, compared to $14.7 million for the second quarter of 2010.

•
Operating income was $23.5 million, compared to operating income of $25.1 million for the second quarter of 2010, which included a non-recurring gain of $2.1 million related to an exchange of broadcast equipment.

•
Net income per diluted share was $0.02, which includes a non-cash deferred income tax charge of $0.09 per share related to a change in state tax law during the second quarter of 2011, compared to net income per diluted share of $0.07 for the second quarter of 2010.

Commenting on second quarter 2011 results, the Company’s President and Chief Executive Officer Vincent L. Sadusky said: “We are pleased to report 5% revenue growth, which was driven by our 50% increase in digital revenues. Our growth in digital is a result of our interactive strategy and ability to secure higher retransmission fees from pay television service providers, which offset the slow economic recovery and auto supply issues.”

Operating Highlights

TV Station Ratings and Revenue

•	The Company was ranked number one or number two for 77% of its ABC, CBS, FOX and NBC news stations in their local markets based on viewership among key demographics1.

•
Core local and national advertising sales combined, which excludes political advertising sales, was flat at $89.1 million, compared to $89.3 million for the second quarter of 2010. Sales in the automotive category, which represented 22% of local and national advertising sales for the three months ended June 30, 2011, decreased by 8% to $19.1 million, compared to $20.8 million for the second quarter of 2010.  The decline in the automotive category was offset in part by recovery in other categories, including restaurants, which increased 11%.

1 Nielsen Media Research; Average of LIN Media’s May 2011 ratings based on key demographics: M-F, early morning, early evening, late news. All Nielsen data included in this release represents Nielsen’s estimates, and Nielsen has neither reviewed nor approved the data included in this report.

Digital and Interactive Initiatives

•
The Company entered into a joint venture with CultureMap, LLC and in July 2011 launched a new and unique daily digital magazine in Austin, TX. CultureMap Austin provides 24/7 local coverage of lifestyle and culturally relevant news, information, events and features and is delivered digitally through the web, mobile, tablet and social media platforms.

•
During the second quarter of 2011, the Company delivered 35 million total video impressions and engaged 44 million daily unique visitors on its stations’ web sites. Average time on site during the quarter was more than 21 minutes.

•
According to comScore’s June 2011 report, 87% of the Company’s measured station web sites ranked number one or number two in their local market for unique visitors and 93% ranked number one or number two in their local market for time spent on site, versus the Company’s measured local broadcast competitors. Further, 70% of the Company's measured station web sites ranked number one or number two in their local markets for time spent on site and page views versus all of its measured local media competitors.2

•
Mobile impressions, which include usage of the Company’s mobile web sites and Smartphone and tablet applications, were approximately 93 million impressions during the second quarter of 2011, compared to 52 million during the second quarter of 2010, an increase of 79% year over year.

•	During the second quarter of 2011, the Company delivered nearly 273 million user actions, an increase of 33% over the second quarter of 2010.

•
The Company’s new photo gallery offering accounted for nearly 17 million additional page views in the second quarter of 2011, contributing to the company’s 37% page view growth over the second quarter of 2010.

Key Balance Sheet and Cash Flow Items

Total debt outstanding as of June 30, 2011 was $615.3 million, as compared to $623.3 million as of December 31, 2010.  Cash and cash equivalent balances as of June 30, 2011 were $13.6 million, as compared to $11.6 million as of December 31, 2010. During the quarter ended June 30, 2011, the Company paid the remaining principal of $5.6 million on its term loan. There were no amounts outstanding on the Company’s revolving credit facility as of June 30, 2011 or December 31, 2010, with $48.7 million available for borrowing under the facility as of June 30, 2011.  Consolidated leverage, as defined in the Company’s credit agreement was 4.3x as of June 30, 2011 and December 31, 2010. Other components of cash flow for the second quarter of 2011 included cash capital expenditures of $5.4 million and cash payments for programming of $6.9 million.

The Company’s senior secured credit facility matures on November 4, 2011.  The Company is currently engaged in negotiations and anticipates entering into a new credit facility prior to the expiration of its existing facility.  However, there can be no assurance as to the timing or terms on which the Company may complete such a transaction.

2 comScore media metrics data; June 2011. The Company’s Columbus & Toledo sites were not measured by comScore.

Business Outlook

The Company provides historical quarterly financial information for its continuing operations on its web site.  Interested parties should go to the Investor Relations section of www.linmedia.com.

The Company expects that third quarter 2011 net revenues will decrease by mid single digits driven largely by a decline of approximately $9 million in net political revenue, compared to net revenues of $103.6 million for the third quarter of 2010.

The Company expects that its direct operating and selling, general and administrative expenses, which includes digital cost of sales and other variable sales related expenses, will increase in the range of 6% to 8% (or $3.6 million to $4.9 million) for the third quarter of 2011, compared to reported expenses of $58.4 million for the third quarter of 2010.

The Company’s current outlook for revenues, expenses and cash flow items for the third quarter of 2011, excluding special items, are anticipated to be in the following ranges:

Third Quarter 2011
Net advertising revenues	$71.5 to $74.5 million
Net digital revenues	$21.5 to $22.0 million
Network comp/Barter/Other revenues	$4.0 to $4.5 million
Total net revenues	$97.0 to $101.0 million
Direct operating and selling, general and administrative expenses(1)	$62.0 to $63.3 million
Station non-cash stock-based compensation expense	$0.3 to $0.4 million
Amortization of program rights	$5.3 to $6.0 million
Cash payments for programming	$6.3 to $7.0 million
Corporate expense(1)	$5.4 to $6.0 million
Corporate non-cash stock-based compensation expense	$1.0 to $1.1 million
Depreciation and amortization of intangibles	$7.0 to $7.5 million
Cash capital expenditures	$6.0 to $7.0 million
Cash interest expense	$11.4 to $12.0 million
Principal amortization term loans	$0.0 million
Cash taxes	$0.0 to $0.1 million
Effective tax rate	38% to 40%

─────────
(1) Includes non-cash stock-based compensation expense.

The Company advises that all of the information and factors set forth above are subject to risks, uncertainties and assumptions (see the “Forward-Looking Statements” heading below), which could individually or collectively cause actual results to differ materially from those projected above.

Conference Call

The Company will hold a conference call to discuss its second quarter results today, July 27, 2011, at 9:00 AM Eastern Time.  To participate in the call, please dial 1-800-236-9788 for U.S. callers and 1-913-312-1383 for international callers. The call-in pass code is 4919381. Callers who intend to participate in the call should dial in 10 minutes before the start of the call to ensure access. The conference call will also be webcast simultaneously from the Company’s web site, www.linmedia.com, and can be accessed there through a link on the home page. For those unavailable to participate in the live teleconference, a replay can be accessed via the Investor Relations section of www.linmedia.com or by dialing 1-888-203-1112 and entering the same pass code as above.  The telephone replay will be available through August 10, 2011.

Access to Non-GAAP Financial Measures and Other Supplemental Financial Data

The Company reports and discusses its operating results using financial measures consistent with generally accepted accounting principles (“GAAP”) and believes this should be the primary basis for evaluating its performance. Non-GAAP financial measures such as Broadcast Cash Flow (“BCF”), Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Free Cash Flow (“FCF”) should not be viewed as alternatives or substitutes for GAAP reporting.  However, BCF, Adjusted EBITDA and FCF are common supplemental measures of performance used by investors, lenders, rating agencies and financial analysts.  As a result, these non-GAAP measures can provide certain additional insight about the market value of the Company and its stations; the Company’s ability to fund acquisitions, investments and working capital needs; the Company’s ability to service its debt; the Company’s performance versus other peer companies in its industry; and other operating performance trends for its business.  The Company makes available reconciliations of its operating income (loss), a GAAP reporting measure, to BCF, Adjusted EBITDA and FCF on the Company’s web site.  In addition, the Company provides additional information on its web site, at the same location, regarding historical revenue by source, pro forma income statement information and certain other components of cash flow. Interested parties should go to the Investor Relations section of www.linmedia.com.

Forward-Looking Statements

The information discussed in this press release, particularly in the section with the heading Business Outlook, includes forward-looking statements about the Company’s future operating results within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Company based these forward-looking statements on its current assumptions, knowledge, estimates and projections about factors that could affect its future operations. Although the Company believes that its assumptions made in connection with the forward-looking statements are reasonable, no assurances can be given that those assumptions and expectations will prove to be correct.  Statements in this press release that are forward-looking include, but are not limited to, local, national and political advertising growth; changes in digital, network compensation, barter and other revenues; changes in direct operating, selling, general and administrative, barter, amortization of program rights and corporate expenses; and cash programming, cash capital expenditures, cash interest expense and principal amortization, cash tax payments and effective tax rates and distributions from equity investments.  These forward-looking statements are subject to various risks, uncertainties and assumptions which may cause these expectations and assumptions not to occur or to differ materially from those outcomes projected in the forward-looking statements. Such risks and uncertainties include, but are not limited to, ongoing economic uncertainty; restrictions on the Company’s operations as a result of the Company’s indebtedness; our ability to renegotiate our senior secured credit facility on terms satisfactory to us; global or local events that could disrupt TV broadcasting; softening of the domestic advertising market; further consolidation of national and local advertisers, and the national sales representation market; potential liabilities related to the Company’s guarantee of the debt obligations of its joint venture with NBCUniversal; risks associated with acquisitions, including integration of acquired businesses; changes in TV viewing patterns, ratings and commercial viewing measurement; increases in news and syndicated programming costs, and capital expenditures; changes in television network affiliation agreements and retransmission consent agreements; changes in government regulation; competition; seasonality; effects of complying with accounting standards; potential influence of certain stockholders, including HM Capital Partners LLC and its affiliates, and other risks discussed in the Company’s Annual Report on Form 10-K and other filings made with the Securities and Exchange Commission (which are available on the Investor Relations section of www.linmedia.com, or at www.sec.gov), which are incorporated in this release by reference. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required to by applicable law.

About LIN Media

LIN Media, along with its subsidiaries, is a local multimedia company that owns, operates or services 32 network-affiliated broadcast television stations, interactive television station and niche web sites, and mobile platforms in 17 U.S. markets. LIN Media’s online advertising business, RMM, leverages unique technology, new product innovation and customized interactive and mobile advertising solutions to deliver measurable results to local, regional and national clients.

LIN TV Corp. is traded on the New York Stock Exchange under the symbol “TVL”. Financial information about the company is available at www.linmedia.com.

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– financial tables follow –

LIN TV Corp.
Consolidated Statements of Operations
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010
	(in thousands, except per share data)

Net revenues	$104,114	$99,460	$196,754	$191,305

Operating costs and expenses:
Direct operating	33,290	29,823	64,323	59,128
Selling, general and administrative	27,439	26,652	54,322	52,076
Amortization of program rights	5,547	5,840	11,136	12,046
Corporate	7,352	6,694	13,833	11,878
General operating expenses	73,628	69,009	143,614	135,128

Depreciation, amortization and other operating charges (benefits):
Depreciation	6,596	6,948	13,096	14,048
Amortization of intangible assets	299	412	572	821
Restructuring charge	-	63	-	2,181
Loss (gain) from asset dispositions	103	(2,030)	358	(2,211)
Operating income	23,488	25,058	39,114	41,338

Other expense:
Interest expense, net	12,717	13,428	25,649	25,143
Share of loss in equity investments	554	94	1,167	94
(Gain) loss on derivative instruments	(583)	3,056	(1,203)	3,065
Loss on extinguishment of debt	50	2,749	192	2,749
Other (income) expense, net	(3)	28	(2)	(682)
Total other expense, net	12,735	19,355	25,803	30,369

Income before provision for income taxes	10,753	5,703	13,311	10,969
Provision for income taxes	9,682	2,059	10,654	3,824
Net income	1,071	3,644	2,657	7,145
Net income attributable to noncontrolling interest	-	-	-	-
Net income attributable to LIN TV Corp.	$1,071	$3,644	$2,657	$7,145

Basic income per common share attributable to LIN TV Corp.:
Net income attributable to LIN TV Corp.	$0.02	$0.07	$0.05	$0.13

Weighted-average number of common shares outstanding used in calculating basic income per common share	55,712	53,785	55,346	53,195

Diluted income per common share attributable to LIN TV Corp.:
Net income attributable to LIN TV Corp.	$0.02	$0.07	$0.05	$0.13

Weighted-average number of common shares outstanding used in calculating diluted income per common share	57,187	55,624	56,865	54,862

LIN TV Corp.
Consolidated Balance Sheets
(unaudited)

	June 30,	December 31,
	2011	2010
	(in thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$13,633	$11,648
Accounts receivable, less allowance for doubtful accounts (2011 - $2,843; 2010 - $2,233)	81,256	82,486
Other current assets	7,635	5,921
Total current assets	102,524	100,055
Property and equipment, net	149,479	154,127
Deferred financing costs	6,542	7,759
Goodwill	117,421	117,259
Broadcast licenses and other intangible assets, net	406,700	397,280
Other assets	14,866	13,989
Total assets	$797,532	$790,469

LIABILITIES AND DEFICIT
Current liabilities:
Current portion of long-term debt	$184	$9,573
Accounts payable	6,141	8,003
Accrued expenses	37,361	42,353
Program obligations	11,445	9,528
Total current liabilities	55,131	69,457
Long-term debt, excluding current portion	615,109	613,687
Deferred income taxes, net	196,465	185,997
Program obligations	7,370	7,240
Other liabilities	43,385	45,520
Total liabilities	917,460	921,901

LIN TV Corp. stockholders' deficit:
Class A common stock, $0.01 par value, 100,000,000 shares authorized,
Issued: 33,776,662 and 32,509,759 shares as of June 30, 2011 and December 31, 2010, respectively
Outstanding: 32,903,844 and 31,636,941 shares as of June 30, 2011 and December 31, 2010, respectively	307	294
Class B common stock, $0.01 par value, 50,000,000 shares authorized,
23,502,059 shares as of June 30, 2011 and December 31, 2010, issued and outstanding;
convertible into an equal number of shares of Class A or Class C common stock	235	235
Class C common stock, $0.01 par value, 50,000,000 shares authorized, 2 shares as of
June 30, 2011 and December 31, 2010, issued and outstanding;
convertible into an equal number of shares of Class A common stock	-	-
Treasury stock, 872,818 shares of Class A common stock as of June 30, 2011 and December 31, 2010, at cost	(7,869)	(7,869)
Additional paid-in capital	1,118,436	1,109,814
Accumulated deficit	(1,203,310)	(1,205,967)
Accumulated other comprehensive loss	(27,727)	(27,939)
Total LIN TV Corp. stockholders' deficit:	(119,928)	(131,432)
Noncontrolling interest	-	-
Total deficit	(119,928)	(131,432)
Total liabilities and deficit	$797,532	$790,469

LIN TV Corp.
Consolidated Statements of Cash Flows
(unaudited)

	Six months ended June 30,
	2011	2010
	(in thousands)
OPERATING ACTIVITIES:
Net income	$2,657	$7,145
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation	13,096	14,048
Amortization of intangible assets	572	821
Amortization of financing costs and note discounts	1,951	2,422
Amortization of program rights	11,136	12,046
Program payments	(13,604)	(14,128)
Loss on extinguishment of debt	192	2,749
(Gain) loss on derivative instruments	(1,203)	3,065
Share of loss in equity investments	1,167	94
Deferred income taxes, net	10,606	3,820
Stock-based compensation	3,381	2,498
Loss (gain) from asset dispositions	358	(2,211)
Other, net	212	(186)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	1,230	(3,519)
Other assets	(1,870)	1,092
Accounts payable	(1,862)	1,779
Accrued interest expense	81	3,710
Other liabilities and accrued expenses	(2,207)	(1,368)
Net cash provided by operating activities	25,893	33,877

INVESTING ACTIVITIES:
Capital expenditures	(7,997)	(9,010)
Change in restricted cash	-	2,000
Payments for business combinations	(5,244)	-
Proceeds from the sale of assets	48	181
Payments on derivative instruments	(1,254)	(805)
Shortfall loan to joint venture with NBCUniversal	(1,019)	(3,875)
Other investments, net	(150)	(1,980)
Net cash used in investing activities, continuing operations	(15,616)	(13,489)
Net cash provided by investing activities, discontinued operations	-	660
Net cash used in investing activities	(15,616)	(12,829)

FINANCING ACTIVITIES:
Net proceeds on exercises of employee and director stock-based compensation	481	387
Proceeds from borrowings on long-term debt	920	213,000
Principal payments on long-term debt	(9,619)	(231,899)
Payment of long-term debt issue costs	(74)	(4,732)
Net cash used in financing activities, continuing operations	(8,292)	(23,244)
Net cash used in financing activities, discontinued operations	-	(445)
Net cash used in financing activities	(8,292)	(23,689)

Net increase (decrease) in cash and cash equivalents	1,985	(2,641)
Cash and cash equivalents at the beginning of the period	11,648	11,105
Cash and cash equivalents at the end of the period	$13,633	$8,464